UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    August 13, 2010
OSI RESTAURANT PARTNERS, LLC
(Exact name of registrant as specified in its charter)

Delaware	1-15935	59-3061413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2202 North West Shore Boulevard, Suite 500, Tampa, Florida 33607
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code  (813) 282-1225

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      REGULATION FD DISCLOSURE

Basis of Presentation

The information furnished in this Current Report on Form 8-K provides supplemental information regarding OSI Restaurant Partners, LLC’s (the “Company’s”) results for the three and six months ended June 30, 2010 and 2009 and should be read in conjunction with the financial statements and notes thereto and the other information included in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 (the “Form 10-Q”).  The results for the three and six months ended June 30, 2010 and 2009 are not necessarily indicative of a full year’s results.  Generally accepted accounting principles in the United States (“U.S. GAAP”) require management to make estimates and assumptions that affect the amounts reported in the financial statements.  Actual results may vary materially from these estimates and assumptions.

Certain of this information will be discussed in the Company’s conference call being held on Friday, August 13, 2010 at 10:00 a.m. EDT.  This report includes the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures referenced during the conference call.

The Company’s operating concepts consist of Outback Steakhouse, Carrabba’s Italian Grill, Bonefish Grill, Fleming’s Prime Steakhouse & Wine Bar, and Roy’s.  The Company’s restaurant system operates in 49 states and 23 countries internationally as of June 30, 2010.

Second Quarter – Comparable-Store Sales

Comparable-store sales for the Company’s significant restaurant brands for the quarter ended June 30, 2010 compared to the same quarter in 2009 changed by approximately:

Quarter ended June 30, 2010	Company - owned	Franchise and development joint venture (1)	System-wide
Domestic comparable-store sales (stores open 18 months or more)
Outback Steakhouse	3.6%	3.2%	3.5%
Carrabba’s Italian Grill	0.6%	n/a	0.6%
Bonefish Grill	5.6%	7.7%	5.7%
Fleming’s Prime Steakhouse and Wine Bar	9.0%	n/a	9.0%
_________________
(1)
These sales do not represent sales of OSI Restaurant Partners, LLC and are presented only as an indicator of changes in the Company’s restaurant system, which management believes is important information about the Company’s restaurant brands.

Reconciliation of Net Income (Loss) Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR

EBITDA (earnings before interest, taxes, depreciation and amortization), Adjusted EBITDA (a measure the Company is required to report to its lenders, calculated by adjusting EBITDA to exclude certain stock-based compensation expenses, non–cash expenses and significant non–recurring items) and Adjusted EBITDAR (Adjusted EBITDA before rent expense) are supplemental measures of profitability that are not required by or presented in accordance with U.S. GAAP.  They are not measurements of the Company’s financial performance under U.S. GAAP and should not be considered as alternatives to Net income (loss) attributable to OSI Restaurant Partners, LLC or any other performance measures derived in accordance with U.S. GAAP or as alternatives to cash flow from operating activities as measures of the Company’s liquidity.  The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDAR provide helpful information about the Company’s operations, cash flows and ability to meet its future debt service, capital expenditure and working capital requirements.

Reconciliation of Net Income (Loss) Attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR (continued)

The following table reconciles Net income (loss) attributable to OSI Restaurant Partners, LLC to EBITDA, Adjusted EBITDA and Adjusted EBITDAR for the three and six months ended June 30, 2010 and 2009 (in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2010	2009	2010	2009
Net income (loss) attributable to OSI Restaurant Partners, LLC	$17,633	$(86,261)	$16,655	$(3,914)
(Benefit) provision for income taxes	(11,275)	(56,177)	17,307	(13,287)
Interest expense, net	16,623	22,871	35,335	49,686
Depreciation and amortization	35,040	43,479	70,854	89,851
EBITDA	$58,021	$(76,088)	$140,151	$122,336

Impairments, closings and disposals (1)	2,525	122,671	5,109	131,669
Stock-based and other compensation expense (2)	4,846	23,311	12,625	30,921
Non-cash rent expense (3)	4,652	6,125	9,809	12,264
(Income) loss from operations of unconsolidated affiliates, net (4)	(908)	355	(1,971)	(117)
Pre-opening expense (5)	507	978	901	2,331
Management fee (6)	2,363	2,406	4,845	4,902
Unusual and non-recurring expenses (7) (10)	-	-	1,000	30,189
Other, net (8) (10)	2,899	(3,142)	8,990	(151,571)
Adjusted EBITDA	$74,905	$76,616	$181,459	$182,924

Cash rent (9)	44,770	45,272	89,670	90,354
Adjusted EBITDAR	$119,675	$121,888	$271,129	$273,278
_________________
(1)
Represents the elimination of non-cash impairment charges of $11,078,000 for goodwill, $43,016,000 for intangible assets and $68,141,000 for fixed assets for the six months ended June 30, 2009, cash and non-cash expense from restaurant closings and net gains or losses on the sale of fixed assets.  The fixed assets and intangible asset impairment charges noted above for the six months ended June 30, 2009 include a $45,962,000 impairment charge to reduce the carrying value of the assets of the Cheeseburger in Paradise concept to their estimated fair market value. In September 2009, this concept was sold to Paradise Restaurant Group, LLC (“PRG”), but the Company continued to consolidate PRG as it represented a variable interest entity for which the Company was the primary beneficiary.  As a result of the adoption of new accounting guidance for variable interest entities on January 1, 2010, PRG is no longer consolidated.

(2)
Includes ongoing Partner Equity Plan (“PEP”) expense (net of certain PEP distributions) of $7,965,000 and $7,160,000, expenses associated with the vesting of restricted stock and other non-cash charges (net of certain cash distributions) related to compensation programs provided to management, area operating partners and/or restaurant managing partners of $5,664,000 and $21,347,000 and (income) expense incurred as a result of (losses) gains on PEP deferred compensation participant investment accounts of ($1,004,000) and $2,414,000 for the six months ended June 30, 2010 and 2009, respectively.

(3)
Represents the difference between straight-line and cash rent expenses and the amortization of favorable and unfavorable leases.  Includes approximately $3,158,000 and $3,453,000 of non-cash rent expense related to the Company’s sister company, Private Restaurant Properties, LLC (“PRP”), for the six months ended June 30, 2010 and 2009, respectively.

(4)	Represents the elimination of (income) loss from operations of unconsolidated affiliates, net of dividends paid and/or distributions received, if any.
(5)	Reflects the elimination of employee travel, training, legal and other costs incurred prior to the opening of new restaurants.
(6)	Represents the management fees and expenses paid to a management company owned by affiliates of Bain Capital Partners, LLC, Catterton Partners and Company founders.
(7)
Includes a $24,500,000 loss related to our guarantee of an uncollateralized line of credit for our Roy’s joint venture partner and certain bad debt expenses and expenses related to legal claims for the six months ended June 30, 2009.

(8)
Includes certain bad debt and legal expenses of $3,717,000 and $2,523,000, loss (gain) on the cash surrender value of life insurance of $2,291,000 and ($2,202,000), and foreign currency transaction (gains) losses of ($992,000) and $3,194,000 for the six months ended June 30, 2010 and 2009, respectively.  Also includes credit agreement amendment expenses of $1,400,000 for the six months ended June 30, 2010 and a $158,061,000 gain on extinguishment of debt for the six months ended June 30, 2009 as well as severance and franchise tax expenses.

(9)	Includes cash rent paid to PRP, exclusive of any amounts included in pre-opening expense above, of $34,873,000 and $34,958,000 for the six months ended June 30, 2010 and 2009, respectively.
(10)
Classification of amounts shown in the three and six months ended June 30, 2009 columns have been revised to reflect the 2010 presentation.  These revisions had no effect on Adjusted EBITDA or Adjusted EBITDAR.

Cautionary Statement

This Form 8-K includes statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements are based on the current expectations of management.  The Company is subject to a number of risks and uncertainties that could cause actual results to differ materially from historical periods and from the forward-looking statements included in this document, including, but not limited to, price and availability of commodities, such as beef, chicken, shrimp, pork, seafood, dairy, potatoes, onions and energy supplies, which are subject to fluctuation and could increase or decrease more than the Company expects; interest rate changes, compliance with debt covenants and the Company’s ability to make debt payments since it is significantly leveraged as a result of the merger transaction on June 14, 2007; the availability of credit presently arranged from our revolving credit facilities and the future cost and availability of credit; interest rates; inflation or deflation; increases in unemployment rates and taxes; increases in labor and health insurance costs; changes in consumer tastes and the level of acceptance of the Company's restaurant concepts (including consumer acceptance of our prices); consumer reaction to public health issues such as an outbreak of H1N1 flu (swine flu); consumer perception of food safety; local, regional, national and international economic conditions; consumer confidence and spending patterns; the seasonality of the Company’s business; weather, acts of God and other disasters; demographic trends; the cost of advertising and media; and government actions and policies.  Further information on potential factors that could affect the financial results of the Company is included in its 2009 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 31, 2010 and in its Form 10-Q. The Company assumes no obligation to update the information in this Form 8-K, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSI RESTAURANT PARTNERS, LLC
(Registrant)

Date: August 13, 2010	By:	/s/ Dirk A. Montgomery
Dirk A. Montgomery
Chief Financial Officer